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                                                                   EXHIBIT 10.12
                                                 IAN CARTER EMPLOYMENT AGREEMENT



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 1, 2000, between Commonwealth Energy Corporation, a California corporation (the reference herein to the "Company" includes all subsidiary companies owned or controlled now or hereafter by Commonwealth Energy Corporation, including but not limited to electricAMERICA, electric.com and any and all other entities formed as a result of expanding the business of Commonwealth Energy Corporation) and Ian B. Carter ("Employee"), with reference to the following:

         A. Employee has been a principal stockholder, director, officer and employee of the Company and has rendered valuable services to the Company.

         B. The Company and Employee desire to enter into this Agreement to assure the Company of the continued services of Employee on the terms provided herein.

         NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Term of Employment. The Company hereby employs Employee and Employee accepts such employment for a term of 61 months, commencing on January 1, 2000 and terminating on January 31, 2005, unless sooner terminated as hereinafter provided.

         2. Titles and Responsibilities. Employee shall serve as Chairman and Chief Executive Officer of the Company and in the performance of such duties shall report directly to (and only to) the Board of Directors of the Company (the "Board"). Employee shall also serve as director and chairman of affiliated companies as the Board may desire. Subject to applicable law and the overall policy directives of the Board, Employee shall have complete autonomy with respect to the day to day management of the business and affairs of the Company and shall have all executive powers and authority which are necessary to enable him to discharge his duties as Chairman and Chief Executive Officer of the Company and which are commonly incident to such office. Employee's office location shall at all times be in the Orange County Area, California provided that Employee may be required to travel outside such area from time to time to the extent reasonably necessary to the performance of his duties hereunder. During the term hereof, the Company shall not employ or otherwise retain any other person who reports directly to the Board, who is afforded aggregate compensation greater than that of Employee or who is afforded executive responsibilities greater than those of Employee. In addition, during the term hereof, the Company shall include Employee as a qualified candidate on any slate of nominees for directors presented by management for proxy or for appointment or to any shareholders for consideration and vote to the end that Employee shall at all times be and remain a member of the Board and shall be member of any Executive Committee, provided however that nothing herein shall override the legal requirements regarding nonparticipation and/or non voting in matters involving conflicts of interest that may come before a committee or before the Board.

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         Employee shall in good faith and consistent with his ability, experience and talent perform the duties set forth in this Section 2, and shall devote all of his productive time and efforts to the performance of such duties; provided, however, that Employee may devote time to personal and family investments to the extent that such investments do not materially conflict with the discharge of his duties hereunder.


         3. Compensation and Benefits. The Company shall pay and/or provide the following compensation and benefits to Employee during the term hereof, and Employee shall accept the same as payment in full for all services rendered by Employee to or for the benefit of the Company:

                  3.1 Base Salary. A salary of $ 275,000 per annum for the first twelve months of the term of this Agreement, $ 325,000 per annum for the second twelve months of the term, 375,000 per annum for the third twelve months of the term, $ 425,000 per annum for the fourth twelve months of the term, and $ 500,000 per annum for the fifth twelve months of the term (the "Base Salary"). The Base Salary shall be subject to review from time to time (not less frequently than at the end of each fiscal year of the Company) and, as a result thereof, may be increased (but not decreased) at the discretion of the Board. In determining such increases in the Base Salary, if any, the Board shall take into account, among other things, the Company's Business Plan and the Company's results of operations. The Base Salary shall be payable in accordance with the payroll practices of the Company in effect from time to time.

                  3.2 Bonus. In the event that the Company achieves in any year during the term hereof an increase of fifty thousand (50,000) or more new customers (a new customer is defined as an additional meter being served and the Increase in the Customer Count means the increase if any in comparing the Customer Count at the beginning of the year with the Customer Count at the end of said year, taking into account any loss of customers to arrive at the aggregate or net Customer Count) Employee shall receive one dollar per new customer up to $50,000 maximum in the first year, up to $75,000 in the second year, and up to $100,000 per year in the third, fourth and fifth years. The bonus shall be due and payable no later than thirty (30) days following the determination by the Company's independent certified public accountants, or, certified by the Chief Financial Officer . If such results are achieved Employee shall also be eligible for an additional discretionary bonus to be determined by the Board taking into account, among other things, the Business Plan and the Company's results of operations for the completed fiscal year. The bonus provided herein shall cease if and when the Company, or any affiliated company makes an initial public offering. As used herein, "initial public offering" means new shares are marketed and sold to the public pursuant to a contract with an underwriter who commits to create a market for the IPO shares on NASDAQ or the American Stock Exchange or the New York Stock Exchange.

                           (a) Bonus Upon Sale of Assets or Control of the
Company. If during the term of this Agreement all or substantially all of the assets of the Company or more than fifty percent (50%) of the issued and outstanding voting shares of the Company are, in any transaction or series of transactions, acquired by any one person or entity not then affiliated with the Company, then the Company shall pay to Employee a bonus equal to eight (8) times the annual Base Salary due the Employee plus the amount of I.R.S. Code 280 G taxes, payable by Employee. In addition all stock options due the Employee shall be immediately earned and issued as non-restricted options. The bonus shall be paid to Employee within sixty (60) days after the Closure date of such purchase of assets or stock, and the payment of the bonus shall be accompanied by a summary statement or accounting of the computation thereof. The bonus shall be payable to Employee whether or not Employee elects to terminate this Agreement pursuant to Section 7.3 below.

                           (b) Participation in Public Offering. If during the
term of this Agreement the Company makes a public offering of shares of its voting common stock, or any other class securities with substantially similar terms and preferences, ("Common Stock"). Employee shall have the right and option to purchase shares of Common Stock from the Company prior to the public offering on the following terms and subject to the following conditions:

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                                    (i) Employee shall be entitled to purchase
from the Company prior to the public offering three hundred thousand (300,000) shares of restricted Common Stock immediately prior to the public offering and shall be entitled to purchase the shares of Common Stock at a purchase price of $2.50 for each share. These shares shall be allowed to be sold with the public stock in the Public Offering at the discretion of the Employee.

                                    (ii) If any holder of Common Stock of the
Company (hereinafter a "Selling Shareholder") is permitted by the Company and the Company's underwriters to have any of his Common Stock registered and sold with the Common Stock issued by the Company in the public offering, the Common Stock so purchased by Employee shall be included in the Common Stock registered and sold by the Selling Shareholders, on the same basis as that afforded to the other Selling Shareholders;

                                    (iii) Except with respect to shares of
Common Stock registered and sold by Employee pursuant to Section (ii) above, (i) Employee acknowledges that the shares of stock so purchased by him will be registered under the Securities Act or any applicable state securities laws;
(ii) Employee represents and warrants to the Company that all such stock will be held by him for his account for investment purposes only; (iii) Employee acknowledges and agrees that no stock so acquired by him may be transferred unless and until (A) counsel for the Company shall have determined, at the Company's sole cost and expense, that the intended transfer does not violate the Securities Act of 1933 (the "Securities Act") or the rules and regulations promulgated thereunder or any applicable state securities laws, or (B) the shares have been validly registered under the Securities Act and all applicable state securities law; and

                                    (iv) Except with respect to shares of Common
Stock registered and sold by Employee pursuant to Section (ii) above, all shares of stock so purchased by Employee shall be subject to a Shareholders Agreement among the Company, Employee and the other controlling shareholders of the Company substantially similar in form and substance to such Shareholders Agreement, if any, as may then be in effect among the Company and its employee Shareholders. If no such shareholders Agreement then exists among the Company and its employee Shareholders, Employee need not enter into any Shareholders Agreement restricting his transfer of the shares of Common Stock so purchased by him.

                           (c) Bonus for Successful Initial Public Offering
("IPO"). This stock option bonus shall be deemed earned by the Employee for increasing the capitalized value of the Company or any related entity which is the subject of the IPO. Capitalized value shall be calculated by taking the initial value placed on one share of stock or the value of one share of stock thirty (30) days after the date of the IPO, whichever is higher, and multiply said value per one share by the total number of shares and options outstanding. (For example, if the stock is priced at $10.00 per share either on the date of the IPO or thirty (30) days thereafter and the total number of outstanding shares and options is forty million (40,000,000), the capitalized value shall be $400,000,000). The options shall be earned as follows: at a capitalized value with a floor of $100,000,000 or less, the Employee is granted 100,000 options. For each increase of $11,000,000 in capitalized value, the Employee is granted an additional 25,000 options up to a maximum of 2,000,000 options. At an increase of $11,000,000 increments, the Employee shall cap out at 2,000,000 options at a capitalized value of $936,000,000, or greater. These bonus options shall have Demand Registration rights for the Employee and shall be subject to the same terms as described in paragraph 3.2 (b) (i). Said options shall have a ten-year period before expiring.

                  3.3 Employee Stock Option Plan. Concurrently herewith, the Company shall grant to Employee for signing this agreement, a stock option to purchase three hundred thousand (300,000) shares. For the balance of the term of this agreement there shall be four additional stock option periods to purchase one hundred thousand (100,000) shares in each one year period of the Company's capital stock on the terms outlined in paragraph 3.2 (b) (i). (Said four stock option issuances shall be earned upon each anniversary thereafter). These four options shall be considered as part of the salary package. In addition, concurrently with these four options there shall be four additional options of three hundred thousand (300,000) shares each. These four options shall be earned by Employee if the Customer Count grows or increases a minimum of twenty percent (20%) annually over the 1999 year, non compounded, Customer Count. The Customer Count is defined as the aggregate customer base or customer count at the end of

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1999 minus all industrial customers and all commercial customers signed with the
Company. The Employee at his discretion may place the allowed amount of these options into the Company's Incentive Stock Option Plan. Said options shall have a ten year period to expiration, unless the Stock Option Plan does not authorize same. Any shares of capital stock so purchased by Employee shall be entitled to participate, on the same basis as those owned by any other shareholders, in any selling shareholder allotment afforded to the Company's other shareholders in connection with any and all public offerings of the Company's capital stock hereafter effected. Any shares issued under this bonus shall have Demand registration rights and shall be subject to the terms of paragraph 3.2 (b) (i). These options shall be afforded the same privileges as shares. For example, the options will initially be issued in Commonwealth Energy Corporation, with the understanding that should the IPO be a separate entity other than Commonwealth Energy Corporation, the same number of options will be issued to the Employee in the IPO entity -- for example, electric.com. In this case, the option price for each share will be the same price as the price at which the shares are initially offered, or $2.50, whichever is lower.

                  3.4 Other Fringe Benefits. Employee shall be entitled to participate in all of the Company's incentive and benefit plans and arrangements, including, without limitation, all employee incentive and benefit plans or arrangements made available in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, but on a basis no less favorable than that afforded to any other director, officer or employee of the Company. The Company shall also provide to Employee and his spouse and any family members under the age of majority at the Company's expense reasonable health insurance coverage as given to other senior management employees of the Company, as approved by the Board, and life and disability insurance in amounts and types of coverage as approved by the Board.

                  3.5 Expenses. The Company shall promptly reimburse Employee for all out-of-pocket expenses actually incurred by him in connection with the performance of his duties hereunder, subject to Employee's furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures (such expenses being commensurate with the office and executive position of Employee hereunder, and including first class hotel and travel arrangements). Employee's right to be reimbursed for expenses incurred prior to the termination of this Agreement shall survive termination of this Agreement.

                  3.6 Vacation. Employee shall be entitled to the number of paid vacation days in each calendar year which shall not be aggregated or carried forward, as determined by the Board from time to time for the Company's senior executive officers, but not less than 30 business days in any calendar year. Employee shall also be entitled to all paid holidays given to the Company's senior executive officers.

                  3.7 Automobile; Telephone; etc. During the term hereof the Company shall make payments of One Thousand Three Hundred Dollars ($1,300.00) per month to the manufacturer or dealer or other person or entity as designated by the Employee for an automobile of the Employee's choice. At the time of termination of this agreement the Employee shall assume the responsibility of any such payments. In addition, the Company shall provide an automobile telephone, a home telecopy machine and an answering service and shall reimburse Employee for all charges incurred by him in connection with the use thereof related to the performance of his duties hereunder. In addition, the Company shall pay the reasonable cost for insurance coverage for liability and property damage, and also comprehensive and collision coverage for the automobile.

                  3.8 Withholding and other Deductions. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

         4. Representations and Warranties. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement. The Company represents and warrants to Employee that (a) the execution

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and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by the Board and no further corporate action on the Company's part is necessary to authorize this Agreement and the performance of such obligations, and (b) this Agreement constitutes the valid and binding obligation of the Company, enforceable by Employee against the Company strictly in accordance with its terms (subject to laws in effect with respect to creditors' rights generally and applicable principles relating to equitable remedies).

         5. Confidential Information. Employee acknowledges that the nature of Employee's engagement by the Company is such that Employee will have access to Confidential Information (as hereinafter defined) which has value to the Company. During the term of this Agreement and at all times thereafter, Employee shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel entitled thereto and other persons designated in writing by the Company or except as otherwise required by law. Employee shall not use the Confidential Information for Employee's personal gain or benefit outside the scope of Employee's engagement by the Company. The term "Confidential Information," as used herein, means all information or material not generally known by non-Company personnel which (a) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be materially detrimental to the interests of the Company; (b) which is owned by the Company or in which the Company has an interest and (c) which is either (i) marked "Confidential Information," "Proprietary Information" or other similar marking, (ii) known by Employee to be considered confidential and proprietary by the Company or (iii) from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to the Company.

         Employee agrees that upon termination of employment, unless retained by the Company in some other capacity, Employee will not, for a period of two (2) years after such termination:

         (a) Use or assist others in using Confidential Information for any purpose competitive with the business of the Company or any affiliated company; or

         (b) Solicit or induce, or attempt to solicit or induce any officer or Senior manager who is a key "man" employee of the Company, provided further that this provision shall not be deemed to be breached in any such employee hired by Employee states that he or she voluntarily quit the Company without being induced by an offer by Employee to quit and accept a salary higher than his or her existing salary.


         6. Insurance and Indemnification.

                  6.1 "Key-Man" Insurance. The Company shall have the right to purchase "key-man" life insurance covering Employee, in the name and for the benefit of the Company and at the Company's expense in any amount not exceeding $2,000,000. Furthermore, so long as it does not adversely affect Employee's ability to obtain life insurance in the general market at prevailing rates, the Company may take out additional "key-man" life insurance with respect to Employee at the Company's cost and for its benefit. Employee shall cooperate in all reasonable respects with the Company's efforts to obtain such insurance and shall submit to any required medical or other examination; provided; however, that if such medical or other examination cannot be conducted by Employee's personal physician, then Employee shall have the right to have his personal physician attend the examination. Upon the termination of his employment hereunder, Employee may acquire any such life insurance policy upon paying the Company an amount equal to the insurance policy's cash surrender value, if any, at the time of termination and reimbursing the Company for the pro rata portion of any premium paid applicable to periods subsequent to the termination.

                  6.2 Insurance Covering Employee. The Company shall, at its cost, provide insurance coverage to Employee to the same extent as other senior executives and directors of the Company, with respect to (i) director's and officer's liability, (ii) errors and omissions and (iii) general liability. At no time will the director's and officer's liability and errors and omissions insurance coverage

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fall below $10,000,000. As the company grows, appropriate adjustments to the levels of coverage will be in full force and effect.

                  6.3 Indemnification. The Company shall indemnify Employee and hold him harmless from and against any and all costs, expenses, losses, claims, damages, obligations or liabilities (including actual attorneys fees and expenses) arising out of or relating to any acts, or omissions to act, made by Employee on behalf of or in the course of performing services for the Company to the full extent permitted by the Bylaws of the Company as in effect on the date of this Agreement, or, if greater, as permitted by applicable law, provided that the indemnity afforded by the Company's Bylaws shall never be greater than that permitted by applicable law. To the extent a change in applicable law permits greater indemnification than is now afforded by the Bylaws and a corresponding amendment shall not be made in said Bylaws, it is the intent of the parties hereto that Employee shall enjoy the greater benefits so afforded by such change. If any claim, action, suit or proceeding is brought, or claim relating thereto is made, against Employee with respect to which indemnity may be sought against the Company pursuant to this section, Employee shall notify the Company in writing thereof, and the Company shall have the right to participate in, and to the extent that it shall wish, in its discretion, assume and control the defense thereof, with counsel satisfactory to Employee.

                  6.4 Rights Not Exclusive. The foregoing rights conferred upon Employee shall not be exclusive of any other right which Employee may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and such provisions shall survive the termination or expiration of this Agreement for any reason whatsoever.

         7. Termination.

                  7.1 Death or Total Disability of Employee. If Employee dies, Employee's employment hereunder shall automatically terminate. If Employee becomes totally disabled during the term of this Agreement, this Agreement may be terminated at the option of the Company. For these purposes Employee shall be deemed totally disabled if Employee becomes physically or mentally incapacitated or disabled or otherwise unable to discharge Employee's duties hereunder for a period of one hundred twenty (120) consecutive calendar days or for one hundred fifty (150) calendar days (whether or not consecutive) in any one hundred eighty
(180) calendar day period. Prior to termination of this Agreement as a result of disability, and notwithstanding any failure or inability of Employee to render services hereunder, the Company shall continue to pay and/or provide to Employee the compensation and benefits specified in Section 3 hereof. Furthermore, in the event that this Agreement automatically terminates as a result of the death of Employee, or in the event that this Agreement is terminated by the Company as a result of the total disability of Employee, the Company shall continue to pay Employee (or, in the event of Employee's death, Employee's estate, heirs or personal representative), when otherwise due, for a period of one year thereafter or until expiration of the term hereof, whichever occurs first, the Base Salary and bonus specified in Sections 3.1 and 3.2 hereof. .

                  7.2 Termination by the Company for Cause. Except as set forth in Section 7.1, the Company may terminate this Agreement only for cause, which shall be limited to any one of the following:

                           (a) Employee's conviction by, or entry of a plea of
guilty or nolo contendere in, a court of competent and final jurisdiction for any felony which would materially and adversely interfere with Employee's ability to perform his services under this Agreement

                           (b) In no event whatsoever shall the Company's
failure to meet the projections set forth in the Business Plan be grounds for the Company's termination of this Agreement.

                           (c) Upon termination of this Agreement by the Company
for cause, Employee shall be entitled to receive all compensation and other benefits payable to him pursuant to Section 3 hereof accrued through the effective date of termination.

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                  7.3 Termination by Employee for Cause. Employee may terminate this Agreement only for cause, which shall be limited to any one of the following:

                           (a) The sale of all or substantially all of the
Company's assets to a person unaffiliated with the Company or the occurrence of a Change of Control, in either case without Employee's prior written consent, which consent may be given or withheld by Employee in his sole and arbitrary discretion.

                           (b) The Company's material breach of any of the terms
and conditions of this Agreement, provided that termination pursuant to this subsection (b) shall not constitute a valid termination for cause unless the Board shall have first received written notice from Employee stating with specificity the nature of such material breach and affording the Company at least thirty (30) days to cure the material breach alleged.

                  Upon any termination of this Agreement by Employee for cause, Employee shall not be required to render or to provide any further services pursuant to this Agreement and shall be entitled to receive in one lump sum within fifteen (15) days following notice of such termination, a termination payment equal, in the case of termination under (a) above, to eight (8) times the Base Salary then being paid to Employee hereunder, and equal, in the case of termination under (b) above, to the monetary value (not discounted to present value) of all of the compensation, including all the options, and other benefits payable to Employee pursuant to this Agreement for the remainder of the term hereof. Such compensation shall be in addition to, and not in lieu of, any other damages to which Employee may otherwise be entitled.

                  7.4 Stock Repurchase Option. In the event that the Company should terminate this agreement early, Employee shall have the absolute right, to be exercised in his sole and absolute discretion and in addition to any other compensation or benefits payable to him hereunder, to require the Company to repurchase from him all capital stock and stock options of the Company then owned by him at an aggregate repurchase price equal to 100% of then aggregate price value of the Company's capital stock. Such right may be exercised by notice from Employee to the Company, and the closing of the repurchase shall take place at a time and place to be agreed upon by Employee and the Company, but not to be more than thirty (30) days following the Company's receipt of the notice. At the closing Employee shall sell and the Company shall purchase the capital stock and stock options, without any representation or warranty by Employee other than that he has good title thereto free of all liens, encumbrances and adverse interests, by Employee's delivery to the Company of a certificate or certificates representing such capital stock and stock options, in each case duly endorsed for transfer or accompanied by appropriate stock powers, and by the Company's delivery to Employee of a certified check representing payment of the purchase price in full.

                  7.5 No Mitigation. Employee shall have no duty or obligation to mitigate damages hereunder, and if Employee does choose to accept employment elsewhere after any breach or improper termination of this Agreement by the Company, then any income and other employment benefits received by Employee by virtue of his employment by, or rendition of services for or on behalf of, any person or entity other than the Company after such breach or improper termination shall not reduce the Company's obligation to make payments and afford benefits hereunder.

                  7.6 No Offset. The Company shall have no right to offset against any payments or other benefits due to Employee under this Agreement the amount of any claims it may have against Employee by reason of any breach or alleged breach of this Agreement by Employee; provided, however, that the Company shall have the right to offset any amounts due the Company from Employee pursuant to any judgment (after exhaustion of all appeals) rendered by a court of competent jurisdiction in connection with any breach or alleged breach of this Agreement by Employee.

                  7.7 SEC Filings. The Company or its counsel engaged to advise the Company with respect to filings with the SEC shall give timely notice and advice to Employee, to the extent the Company has or is given information that should so indicate to the Company or its counsel, of any requirement that Employee make filings with the SEC or any other governmental agency having jurisdiction by reason of

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Employee's position with the Company and/or Employee's transactions in securities of the Company.

         8. Failure to Extend Term. If at the expiration of the term of this Agreement the Company has met or exceeded the projections set forth in the Business Plan and the Company does not offer to extend Employee's employment on terms no less favorable than those stated herein but at his then current level of compensation and other benefits (subject to upward adjustment to reflect increases, if any, in the cost of living during the term hereof as reflected in the level of the Consumer Price Index-All Items for the Los Angeles Metropolitan Area, promulgated by the Bureau of Labor Statistics of the United States Department of Labor), the Company shall upon such expiration pay Employee a sum of $100,000 for a period of ten (10) years. Employee agrees to consult to the company during that period and shall be Vice-Chairman of the Board.

         9. General Relationship. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

         10. Miscellaneous.

                  10.1 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  10.2 No Assignment. This Agreement may not be assigned by the Company or Employee without the prior written consent of the other (which consent may be granted or withheld by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  10.3 Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  10.4 Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  10.5 Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                  10.6 Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                  10.7 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, telecopied, sent by courier or other express private mail service, or mailed by certified, registered or express United States mail postage prepaid, and shall be deemed given upon receipt if delivered personally, telecopied, or sent by courier or other express private mail service, or if mailed when actually received as shown on the return receipt. Notices shall be addressed as follows:

                           (a)      If to the Company, to:
                                    Commonwealth Energy Corporation
                                    15901 Red Hill Avenue

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                                    Suite 100
                                    Tustin, CA 92780

                           (b)      If to Employee, to:
                                    Ian B. Carter
                                    19392 Lemon Hill Drive
                                    Santa Ana, CA 92705

Either party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.

                  10.8 Severability. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

                  10.9 Applicable Law. This Agreement is made with reference to the laws of the State of California, shall be governed by and construed in accordance therewith, and any court action brought under or arising out of this Agreement shall be brought in any competent court within the State of California, County of Orange.

                  10.10 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  10.11 Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

                  10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  10.13 Option Rights. All stock options shall vest immediately, except as otherwise set forth in Section 3.3. All stock option rights, including grants, or bonuses, or rights to stock options shall include the right in favor of Employee, that in the event of any stock splits or option splits, Employee's options and rights shall also be included and split, and the Company agrees to take all appropriate action to accomplish this commitment. Any options owned by Employee shall in no event be subject to forfeiture or termination in the event that Employee's status as an employee should terminate or expire.

                  10.15 Right of Employee to Terminate. Employee has the right, after thirty months of the term of this agreement, and at his sole discretion, to terminate this agreement. All options and funds earned at that point shall accrue to the benefit of the Employee In order for the Employee to exercise this option, the Company or an affiliated company has to have completed an IPO.

                  10.15 Guarantee. In the event a separate entity takes control of the operation of the Company for any reason whatsoever, the Company represents and agrees that this Employment Agreement, and all obligations of the Company to Employee shall become the obligations of any such successor company or entity. This successor obligation by any such company or entity or related company includes but is not limited to electricAMERICA or electric.com in the event Commonwealth becomes insolvent, or is dissolved and/or becomes a subsidiary of either named company, or any other related company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

                                         Commonwealth Energy Corp.,
                                         a California corporation

                                         By: /s/ John A. Barthrop
                                             ----------------------------------
                                         John A. Barthrop
                                         Its:  General Counsel


                                         EMPLOYEE

                                         /s/ Ian B. Carter
                                         --------------------------------------
                                         Ian B. Carter

                                    EXHIBIT A

                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into and is effective as of November 1, 2000, by and between COMMONWEALTH ENERGY CORPORATION, a California corporation (the "Corporation"), and IAN B. CARTER, an individual ("Indemnitee").

                                R E C I T A L S:

                  A. Indemnitee performs a valuable service to the Corporation in his capacity as an officer and a director of the Corporation.

                  B. The shareholders of the Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, employees and other agents of the Corporation as authorized by the California Corporations Code, as amended (the "Code").

                  C. The Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons.

                  D. In accordance with the authorization provided by the Bylaws and the Code, the Corporation is entitled to purchase a policy or policies of Directors' and Officers' Liability Insurance ("Insurance") covering certain liabilities which may be incurred by its directors and officers in the performance of their duties to the Corporation.

                  E. As a result of developments affecting the terms, scope and availability of Insurance, there exists general uncertainty as to the extent of protection afforded such persons by such Insurance and by statutory and bylaw indemnification provisions.

                  F. In order to induce Indemnitee to continue to serve as an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

                  NOW, THEREFORE, the parties hereto agree as follows:

1. Services to the Corporation. Indemnitee will serve, at the will of the Corporation or under separate contract, if any such contract exists, as an officer of the Corporation or as a director, officer or other fiduciary of the Corporation or an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws, other applicable constitutive documents of the Corporation or such affiliate, or other separate contract, if any such contract exists; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnity of Indemnitee. The Corporation shall hold harmless, indemnify and advance expenses to Indemnitee as provided in this Agreement and to the fullest extent authorized, permitted or required by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted by the Bylaws or the Code prior to adoption of such amendment). The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

         (a) Against any and all expenses (including reasonable attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

         (b) Otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of the Code.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

         (a) On account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 19' )4 and amendments thereto or similar provisions of any federal, state or local statutory law;

         (b) On account of Indemnitee's conduct that was knowingly fraudulent or deliberately dishonest, or that constituted willful misconduct;

         (c) On account of Indemnitee's conduct that constituted a breach of Indemnitee's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

         (d) For which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

         (e) If indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication) or is prohibited by any applicable state securities laws with respect to any violation of applicable federal or state securities laws; or

         (f) In connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Corporation (or is or was severing at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that Indemnitee was a director of the Corporation or serving in any other capacity referred to herein.

6. Partial Indemnification. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but tile omission so to notify the Corporation will not relieve it from any liability which is may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof.

         (a) The Corporation will be entitled to participate therein at its own expense;

         (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

         (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent which may be given or withheld in Indemnitee's sole discretion.

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Indemnitee in connection with such proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay said amounts it if shall be determined ultimately that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Articles of Incorporation, the Bylaws, agreement, vote of shareholders or directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

         (a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of tile Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

         (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

         (a) If to Indemnitee, to:

                  Mr. Ian B. Carter

                  19392 Lemon Hill Drive

                  Santa Ana, CA 92705

         (b) If to the Corporation, to:

                  Commonwealth Energy Corporation

                  15901 Redhill Avenue

                  Tustin, CA 92780

                  Attn: Chairman of the Board

or to such other address(es) as may have been furnished to/by Indemnitee to/by the Corporation.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the day and year first above written.

                               CORPORATION

                               COMMONWEALTH ENERGY CORPORATION,
                               a California corporation

                               By: /s/ John A. Barthrop
                                   --------------------------------------------
                                   John A. Barthrop, Secretary to the Board and
                                   General Counsel to the Corporation

                               INDEMNITEE

                               By: /s/ Ian B. Carter
                                   --------------------------------------------
                                   Ian B. Carter

                        ADDENDUM TO EMPLOYMENT AGREEMENT

                  THIS ADDENDUM is entered into as of November 1, 2000 and shall modify, change and clarify, as specified herein, that EMPLOYMENT AGREEMENT by and between Commonwealth Energy Corporation, a California Corporation and Ian B. Carter ("Employee"), said agreement was entered into as of January 1, 2000. This ADDENDUM shall be made a part thereof and shall be attached thereto the referenced EMPLOYMENT AGREEMENT.

                  Paragraph 3.2. Bonus shall be deleted in its entirety and shall be replaced with the folio-wing paragraph. "Employee is entitled to a cash bonus based on the Company's results in a given calendar year. Said cash bonus shall be based on the Company's results of operation for the completed fiscal year. One measurement shall be the performance of the company versus the Business Plan. By meeting the requirements for this bonus the Employee shall be entitled to one hundred thousand ($100,000.00) dollars as a cash bonus for that calendar year. The Compensation Committee shall determine this bonus and any additional discretionary cash bonus. This bonus shall be due and payable no later than thirty (30) days following the determination by the Compensation Committee.

                  Paragraph 3.2(a). Bonus Upon Sale of Assets or Control of the Company shall be deleted in its entirety and shall be replaced with the following paragraph: "If during the term of the Agreement (i) all or substantially all of the assets of the Company or more than fifty percent (50%) of the issued and outstanding voting shares of the Company are, in any transaction or series of transactions, acquired by any one person or entity not then affiliated with the Company, or (ii) control of the Company is taken over by a group of shareholders when no significant change of ownership has taken place, or (iii) a liquidity event such as a merger, acquisition, strategic alliance or any other event that could bring substantial capital into the company and any of these events listed require that the Employee be terminated, leave the company, replaced or any other event that no longer allows or requires the Employee to remain with the Company, then the Company shall pay to Employee a bonus equal to eight (8) times the annual Base Salary due the Employee plus the amount of I.R.S. Code 280 G taxes, payable by Employee. In addition all stock options referred to in this Agreement, whether earned or unearned shall be deemed to be valued at 2 times the then aggregate price value of the Company's capital stock (See paragraph 3.9). The bonus shall be paid to the Employee and the options purchased from the Employee prior to the Closure date of such an event taking place. The bonus shall be payable to Employee whether or not Employee elects to terminate this Agreement pursuant to Section 7.3 below."

                  Paragraph 3.2(b). Participation in Public Offering. Change the first sentence of this paragraph to read: "If during the term of this Agreement the Company makes a public offering of shares of its voting common stock, or any other class securities with substantially similar terms and preferences, ("Common Stock") or if the company supports any other form of liquidity event such as a merger, acquisition, strategic alliance, etc. . . then all stock options referred to in this entire paragraph whether earned or not shall immediately be considered vested prior to the public offering, or other such liquidity event, on the following terms and conditions:

                  Paragraph 3.2(c). Bonus for Successful Initial Public Offering ("IPO"). This paragraph shall be deleted in its entirety and shall be replaced with the following paragraph:

                  Paragraph 3.2(c). Specific Event Bonus Options. These bonus options shall be earned by the Employee for successfully completing specific events, which are:

                              Event                              Options Earned
                    Completion of the Audit                         500,000
                    Settlement with DOC                             250,000
                    Settlement with CPUC                            500,000
                    Complete Liquidity Event                        750,000

These bonus options shall have Demand Registration rights for the Employee and shall be subject to the same terms as described in paragraph 3.2(b)(i). Said options shall have a ten-year period before expiring.

                  Paragraph 3.3 Employee Stock Option Plan: Delete the part of the paragraph starting with the words, "In addition, concurrently" and ending with the words "signed with the Company". Replace the deleted sentences with the following: "In addition, the Employee may earn additional options by meeting or exceeding the financial aspects of the Business Plan as approved by the Compensation Committee. For meeting the Business Plan in any calendar year the Employee shall earn and additional 100,000 options; if the Company exceeds the Business Plan by 5% or more the Employee shall earn an additional 100,000 options, for a total of 200,000 options; and if the Company exceeds the Business by 10% or more the Employee shall earn an additional 100,000 options, for a total of 300,000 options.

Add the following sentence to Paragraph 3.4 Other Fringe Benefits: For a period of ten years, whether the Employee is employed or not, the company agrees to pay for a term life insurance policy for the Employee in an amount of one million and five hundred thousand ($1,500,000) dollars.

Add the following two paragraphs:

                  3.9 Stock Repurchase Option: In the event the company should terminate this agreement early, or the company is taken over through any event that takes control of the company itself or by taking control of the Board of Directors, or a sale of assets as defined herein. Whether such a takeover is considered non-consensual or not; hostile or not: all financial payments due to the Employee and all options due to the Employee, at the sole discretion of the employee, shall be considered due and owing and shall be considered earned as shown in the following paragraphs 3.1, 3.2, 3.2(a), 3.2(b), 3.2(c), 3.3, 3.4, and 3.7. Employee shall have the absolute right, subject to applicable State and Federal securities laws, to be exercised in his sole discretion and in addition to any other compensation or benefits payable to Employee hereunder, to require the Company to repurchase from Employee all capital stock and stock options of the Company then earned or to be earned by Employee at an aggregate repurchase price (see definition below) equal to two (2) times the then aggregate price value of the Company's capital stock. The employee, in the employee's sole and absolute discretion, may exercise such right twenty-four (24) hours prior to the closing of such an event. Prior to the closing, as defined herein, the Employee may elect to sell all or some of the Employee's stocks and/or stock options and the Company shall agree to purchase the same capital stock and stock options earned or to be earned by the Employee, at the Employee's sole discretion. The Employee without any representation or warranty by Employee may exercise this option; other than the Employee has good title thereto free of all liens, encumbrances and adverse interests. By Employee delivering to the Company a certificate or certificates representing such capital stock and stock options, or this employment agreement, in each case duly endorsed for transfer or accompanied by appropriate stock powers, and or notice of the exercise of the right to have the Company repurchase the Employee's options and or stock. In which case the Company shall be obligated to immediately deliver to the Employee certified funds representing payment of the purchase price in full for all of the stock, and with regard to the options an amount equal to the difference between the exercise price owed by the Employee for the options and the above referenced repurchase price payable by the Company for the shares that would otherwise be issued in relation to the Employee's options being repurchased by the Company. The term "aggregate price value" shall mean the value of the optioned shares as set forth by the Company for the purposes of calculating the withholding taxes for the applicable issuance period of the options being repurchased. It is acknowledged that any options which vest due to the Change of Control shall be deemed to have been issued on the date of vesting and thus the latest stock price for such options shall be the price used to determine the value for such accelerated vested options. This clause may be invoked by the Employee in the case of any takeover or any Change of Control.

                  6.5 Term Life Insurance: The Company agrees to pay for a term life insurance policy for the Employee in the amount of $1,500,000 for a period of ten years starting as soon as the Employee qualifies for said insurance. Said annual payments shall not exceed $5,000 per year and shall be made either annually in advance or if the insurance company desires the total amount for the ten year period will be placed into an escrow account controlled by the insurance company. This term life insurance policy shall have a beneficiary designated by the Employee and shall be an obligation of the company whether or not the Employee is employed over the next ten years.

An Attachment A, an Indemnification Agreement for Directors and Officers shall be -attached hereto and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

Commonwealth Energy Corporation            Employee
A California Corporation
By:  /s/ John Barthrop                     By:  /s/ Ian B. Carter
   -------------------------------            ---------------------------------
     John Barthrop                               Ian B. Carter
     General Counsel


By:  /s/ Robert C. Perkins
   -------------------------------
     Robert C. Perkins, Director
     Compensation Committee